                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 9, 2001



                          STRATUS SERVICES GROUP, INC.
 -------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

          Delaware                                  001-15789                                   22-3499261
----------------------------------------------------------------------------------------------------------------
(State or other jurisdiction                    (Commission File No.)                        (I.R.S. Employer
of incorporation or organization)                                                            Identification No.)

             500 Craig Road, Suite 201, Manalapan, New Jersey 07726
 -------------------------------------------------------------------------------
                    (Address of principal executive offices)


                                 (732) 866-0300
 -------------------------------------------------------------------------------
               (Registrant's telephone number including area code)


         The undersigned Registrant hereby amends and restates its current report on Form 8-K filed with the Securities and Exchange Commission on August 9, 2001, which excluded certain financial statements and pro forma financial information not available at the time of filing.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         (a) On August 7, 2001, Stratus Services Group, Inc., a Delaware corporation ("Stratus" or the "Registrant") closed on the purchase of substantially all of the tangible and intangible assets, excluding accounts receivable of eight offices of Source One Personnel, Inc. ("Source One"), a New Jersey corporation, pursuant to the terms of an Asset Purchase Agreement dated July 27, 2001. The initial purchase price for the assets was $3.4 million, of which $200,000, in cash, and 400,000 shares of Stratus Service Group, Inc. restricted common stock, which Source One can sell back to Stratus at $2.00 per share after twenty-four months from closing, were paid at the closing and the remaining $2.4 million was represented by promissory notes. The first note, representing $600,000, is payable in one installment of $600,000 plus accrued interest at 7% per annum, at 180 days after the closing of the asset purchase agreement. The second note, representing $1.8 million bears interest at 7% per annum and payable over a four-year period in equal quarterly payments beginning 120 days after the closing of the Asset Purchase Agreement. In connection with the transaction, Source One entered into a Non-competition and Non-Solicitation Agreement pursuant to which it agreed not to compete with the Registrant in the territories of the acquired business for a period of four years and to not solicit the employees or customers of the acquired business for a period of four years.

         The purchase price was arrived at through arms-length negotiations between the parties. The cash portion of the purchase price was funded from available cash on hand.

         The Source One branches provide temporary light industrial and clerical staffing in eight business locations in the cities of Lawrenceville, NJ, North Brunswick, NJ, Cherry Hill, NJ, Freehold, NJ, Paulsboro, NJ, Abington, PA, Fairless Hills, PA and Newark, DE, with estimated 2000 revenues of $14 million.

         The Registrant currently intends to continue to operate the business formerly conducted by Source One at the purchased locations with the purchased assets for the foreseeable future. The foregoing statement of the Registrant's intention is a forward looking statement within the meaning of Section 21E of the Securities Exchange Act of 1934, and is based on certain assumptions, including among others, general economic conditions, management's expectations regarding the operating results of the Registrant and the purchased locations, the capital requirements of continuing Source One's current business and others. Should these assumptions change, or prove to be inaccurate, the Registrant's actual future conduct of Source One's business could differ materially from the intention stated.

         The above descriptions of the asset purchase agreement and the Non-competition and Non-solicitation agreements do not purport to be complete and are qualified in their entirety by the full text of such documents, which are attached as exhibits to the Form 8-K filed on August 9, 2001 being amended by this Form 8-K/A.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

(a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

The financial statements of the Administrative Division of Source One Personnel, Inc. and the notes thereto are located on pages 3 through 8 of this Form 8-K/A.


                          Independent Auditors' Report


To the Board of Directors
Source One Personnel, Inc.

We have audited the accompanying statements of net assets sold of the Administrative Division of Source One Personnel, Inc. (the "Administrative Division") as of December 31, 2000 and 1999, and the statements of net revenues, cost of revenues, and direct operating expenses for each of the three years in the period ended December 31, 2000, pursuant to the Asset Purchase Agreement dated July 27, 2001, between Source One Personnel, Inc. and Stratus Services Group, Inc., as described in Note 1 to the financial statements. These financial statements are the responsibility of Source One Personnel, Inc's. management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared to present the net assets of the Administrative Division sold to Stratus Services Group, Inc. pursuant to the Asset Purchase Agreement described in Note 1, and the net revenues, cost of revenues, and direct operating expenses of the Administrative Division, and are not intended to be a complete presentation of the Administrative Division's financial position, results of operations and cash flows.

In our opinion, such financial statements present fairly, in all material respects, the net assets sold of the Administrative Division pursuant to the Asset Purchase Agreement referred to in Note 1 as of December 31, 2000 and 1999, and the net revenues, cost of revenues, and direct operating expenses for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

The accompanying statements of net revenues, cost of revenues and direct operating expenses for the six months ended June 30, 2001 and 2000, was not audited by us and, accordingly, we do not express an opinion on it.

                                            /s/ AMPER, POLITZINER & MATTIA P.A.

                                            AMPER, POLITZINER & MATTIA P.A.

September 17, 2001
Edison, New Jersey

            THE ADMINISTRATIVE DIVISION OF SOURCE ONE PERSONNEL, INC.
                  Statements of Net Assets Sold (in thousands)
                                  December 31,




                                                     2000             1999
                                                     ----             ----

Assets
   Property and equipment, net                   $         25     $         23


Liabilities
   Commitments and contingencies (Note 3)                   --              --
                                                 -------------    -------------

Total net assets sold                            $         25     $         23
                                                 =============    =============






                 See accompanying notes to financial statements.

            THE ADMINISTRATIVE DIVISION OF SOURCE ONE PERSONNEL, INC.
                Statements of Net Revenues, Cost of Revenues, and
                    Direct Operating Expenses (in thousands)



                                               Six Months Ended
                                                   June 30,                              Years Ended December 31,
                                             2001             2000                2000             1999              1998
                                             ----             ----                ----             ----              ----
                                          (Unaudited)      (Unaudited)

Net revenues                            $      6,229      $      6,337       $     13,954      $      9,978     $       4,645
Cost of revenue                                4,805             4,954             10,833             7,771             3,503
                                        -------------     -------------      -------------     -------------    --------------

Gross profit                                   1,424             1,383              3,121             2,207             1,142
Direct operating expenses                      1,040               813              1,907             1,312               938
                                        -------------     -------------      -------------     -------------    --------------

Excess of gross profit over
 direct operating expenses              $        384      $        570       $      1,214      $        895     $         204
                                        =============     =============      =============     =============    ==============




                 See accompanying notes to financial statements.

           THE ADMINISTRATIVE DIVISION OF SOURCE ONE PERSONNEL, INC.
                          Notes to Financial Statements
    (Information for the Six Months Ended June 30, 2001 and 2000 is unaudited)


Note  1 -     NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

              NATURE OF BUSINESS
              Source One Personnel, Inc. (the "Company") is a provider of light industrial and clerical temporary services in New Jersey, Delaware and Pennsylvania.

              BASIS OF PRESENTATION
              The accompanying financial statements have been prepared for the purpose of presenting the net assets sold of the Administrative Division of the Company (the "Administrative Division") as of December 31, 2000 and 1999 pursuant to the Asset Purchase Agreement (the "Agreement") dated July 27, 2001 (the "Closing Date") between Source One Personnel, Inc. and Stratus Services Group, Inc. (the "Buyer") and the Administrative Division's net revenues, cost of revenues and direct operating expenses for the period from January 1, 2001 to June 30, 2001, the approximate date the transaction was consummated and for each of the three years in the period ended December 31, 2000.

              Pursuant to the Agreement, the Company sold to the Buyer all of the tangible and intangible assets owned or used by the Company exclusively in connection with the operation of the Administrative Division, excluding accounts receivable, in exchange for consideration totaling approximately $3.4 million, consisting of $200,000 in cash, $2,400,000 in notes receivable in various installments over a four year period plus interest at 7% per annum and 400,000 shares of common stock of the Buyer in which the seller can sell back to the Buyer at $2 per share after 24 months from closing. The Buyer has agreed to assume all liabilities arising after the Closing Date relating to the Administrative Division Contracts, as defined, and on lease agreements related to the operations of the Administrative Division.

              Historically, the Company did not prepare financial statements for the Administrative Division. The accompanying financial statements are derived from the historical accounting records of the Company, and present the net assets sold of the Administrative Division, in accordance with the Agreement, as of December 31, 2000 and 1999, and the statements of net revenues, cost of revenues and direct operating expenses for the six months ended June 30, 2001 and 2000 and for each of the three years in the period ended December 31, 2000 and are not intended to be a complete presentation of the Administrative Division's financial position, results of operations and cash flows. The historical operating results may not be indicative of the results after acquisition by the Buyer.

              The statements of net revenues, cost of revenues and direct operating expenses include all revenues and expenses directly attributable to Administrative Division, which consisted of eight staffing branch offices located in the states of New Jersey, Delaware, and Pennsylvania. Direct operating expenses consist primarily of in-house payroll and selling, general and administrative expenses. The statements do not include allocations of corporate service center costs, such as interest on Company debt or corporate service center employees' salaries. The Company did not maintain the Administrative Division as a separate business unit and had never allocated indirect costs to the division. Accordingly, it is not practical to isolate or allocate indirect operating costs applicable to the Administrative Division.

              USE OF ESTIMATES
              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

              REVENUE RECOGNITION
              All staffing revenues are based upon the gross payroll of the Administrative Division's staffing employees plus a corresponding fee. The Administrative Division's fee structure is based upon the estimated costs of employment-related taxes, health benefits, workers' compensation benefits, insurance and other services offered by the Administrative Division plus a negotiated mark-up. All staffing customers are invoiced on a weekly basis. The staffing revenues, and related costs of wages,

           THE ADMINISTRATIVE DIVISION OF SOURCE ONE PERSONNEL, INC.
                          Notes to Financial Statements
    (Information for the Six Months Ended June 30, 2001 and 2000 is unaudited)


Note  1 -     NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES -
              (continued)

              salaries, employment taxes and benefits related to worksite employees, are recognized in the period in which those employees perform the staffing services.

              PROPERTY AND EQUIPMENT
              Property and equipment is stated at cost, less accumulated depreciation. Depreciation is provided over the estimated useful lives of the assets as follows:

                                                                    Estimated
                                                      METHOD        USEFUL LIFE

                    Computer equipment           Straight-line        3-5 years
                    Computer software            Straight-line          3 years
                    Office equipment             Straight-line          7 years
                    Furniture and fixtures       Straight-line          7 years

              ADVERTISING COSTS
              Advertising costs are expensed as incurred. Such expense for the six months ended June 30, 2001 and 2000 and the years ended December 31, 2000, 1999 and 1998 was $45,300, $51,000, $112,000,
              $69,000 and $45,000, respectively.

              INCOME TAXES
              The Company has elected to be taxed as a S Corporation for federal and state tax purposes. Under this election, substantially all of the profits, losses, credits and deductions of the Company are passed through to the individual stockholders.

Note  2 -     PROPERTY AND EQUIPMENT

                                                                       December 31,
                                                                2000             1999
                                                                ----             ----
                    Computer equipment                      $     21,968     $     13,046
                    Computer software                             11,815            9,852
                    Office equipment                               5,867            5,676
                    Furniture and fixtures                        11,960           10,000
                                                            ------------     ------------
                                                                  51,610           38,574
                    Less accumulated depreciation                 26,576           15,956
                                                            ------------     ------------

                    Property and equipment, net             $     25,034     $     22,618
                                                            ============     ============

              Property and equipment of the Administrative Division has been pledged as collateral under the Company's borrowing facilities as of December 31, 2000 and 1999.

              Depreciation and amortization expense for property and equipment for the six months ended June 30, 2001 and 2000 and for the years ended December 31, 2000, 1999 and 1998 was $5,500, $5,300,
              $10,620, $5,933 and $8,023, respectively.

              The Company's assets held for disposition as of December 31, 2000 and included in the Agreement were stated at the lower of original cost (net of accumulated depreciation or amortization) or fair value (net of selling and disposition costs).

Note  3 -     COMMITMENTS AND CONTINGENCIES

              LEASE COMMITMENTS
              The Administrative Division conducts its operations in various leased facilities under leases that are classified as operating leases for financial reporting purposes. The leases provide for the Company to pay real estate taxes, common area maintenance and certain other expenses. Lease terms, excluding

           THE ADMINISTRATIVE DIVISION OF SOURCE ONE PERSONNEL, INC.
                          Notes to Financial Statements
    (Information for the Six Months Ended June 30, 2001 and 2000 is unaudited)


Note  3 -     COMMITMENTS AND CONTINGENCIES (Con't)

              renewal option periods exercisable by the Company at escalated rents, expire between 2001 and 2003. Aggregate monthly payments are approximately $8,000 which include approximately $2,500 relating to month-to-month arrangements.

              The following is a summary of fixed minimum lease commitments required under all noncancellable operating leases for the years ended after December 31, 2000:

                    2001                 $   69,000
                    2002                     38,000
                    2003                     13,000
                                         ----------

                    Total                $  120,000
                                         ==========

              Rent expense, including equipment rental, was $63,000 and $43,000 for the six months ended June 30, 2001 and 2000, and $96,000, $77,000 and $61,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

Note  4 -     SIGNIFICANT CUSTOMERS AND CONCENTRATION OF CREDIT RISK
              For the six months ended June 30, 2001 and 2000 two customers and one customer accounted for approximately 21% and 12% of administrative revenues, respectively. For the years ended
              December 31, 2000, 1999 and 1998, approximately 12%, 13% and 7%, respectively, of the Administrative Division's revenues were from the provision of services to a single customer.

Note  5 -     EMPLOYEE BENEFIT PLANS
              The Company has a 401(k) retirement plan administered by the Company, covering all employees of the Company, except for (a) employees under the age of 21, (b) employees with less than one year of service, (c) all highly compensated employees as defined by the Internal Revenue Code for the 401(k) plan. Eligible employees who participate elect to contribute to the plan an amount up to 15% of their salary.

                          STRATUS SERVICES GROUP, INC.
                   Unaudited Pro Forma Condensed Balance Sheet
                               As of June 30, 2001

                                                         Pro Forma
                                       Stratus          Adjustments           Pro Forma
                                   ---------------    --------------       ---------------
Current Assets:

Cash                               $        83,853    $           --       $        83,853

Other current assets                    10,480,105                --            10,480,105
                                   ---------------    --------------       ---------------

                                        10,563,958                --            10,563,958

Goodwill                                 4,552,982         3,330,000 (c)         7,882,982

Other assets                             2,545,579           105,000 (c)         2,650,579
                                   ---------------    --------------       ---------------

                                   $    17,662,519    $    3,435,000       $    21,097,519
                                   ===============    ==============       ===============

Current liabilities                $    11,532,074    $      208,000 (a)   $    12,704,574
                                                      $       27,000 (b)
                                                             938,000 (d)

Other liabilities                        2,253,079         1,462,000 (d)         3,715,579
                                   ---------------    --------------       ---------------

                                        13,785,153         2,635,000            16,420,153

Temporary equity                            69,000           800,000 (e)           869,000

Stockholders' equity                     3,808,366                               3,808,366
                                   ---------------    --------------       ---------------

                                   $    17,662,519    $    3,435,000       $    21,097,519
                                   ===============    ==============       ===============




   See accompanying notes to unaudited condensed pro forma financial statements.

                          STRATUS SERVICES GROUP, INC.
              Unaudited Pro Forma Condensed Statement of Operations
                     For the Nine Months Ended June 30, 2001

                                                                            Pro Forma
                                          Stratus        Source One.       Adjustments          Pro Forma
                                      -------------    ---------------    ------------        ------------

Revenues                              $  47,717,198    $    10,531,000    $         --        $ 58,248,198

Cost of revenue                          37,646,484          8,138,000              --          45,784,484
                                      -------------    ---------------    ------------        ------------

Gross profit                             10,070,714          2,393,000              --          12,463,714

Operating expenses                       11,684,952          1,569,000              --          13,253,952
                                      -------------    ---------------    ------------        ------------


Earnings (loss) from operations          (1,614,238)           824,000              --            (790,238)

Other income (expenses):

   Finance charges                         (100,934)                --         (32,000)(a)        (132,934)

   Interest expense                      (1,627,844)                           (77,000)(b)      (1,770,844)

                                                                               (66,000)(c)

   Other income                             (20,641)                --              --             (20,641)
                                      -------------    ---------------    ------------        ------------
                                         (1,749,419)                --        (175,000)         (1,924,419)
                                      -------------    ---------------    ------------        ------------

Net earnings (loss)                   $  (3,363,657)   $       824,000     $  (175,000)       $ (2,714,657)
                                      =============    ===============    ============        ============

Earnings (loss) per common share

     Basic                            $        (.59)                                           $      (.48)

     Diluted                          $        (.59)                                                  (.47)

Weighted average shares outstanding
     Basic                                5,674,781                                              5,674,781
     Diluted                              5,724,889                                              5,724,889




   See accompanying notes to unaudited condensed pro forma financial statements.

                          STRATUS SERVICES GROUP, INC.
              Unaudited Pro Forma Condensed Statement of Operations
                      For the Year Ended September 30, 2000

                                                            For the Year Ended                     For the Nine Months
                                                            September 30, 2000                            Ended
                                                                                                     June 30, 2000
                                              Stratus         Tandem - New       Source One              Tandem-
                                                             England Region                         Mid-Atlantic Region
                                          -------------     ------------------  ---------------    --------------------

Revenues                                  $  41,676,587     $     9,074,000     $    13,954,000    $   17,888,000

Cost of revenue                              31,182,678           7,715,000          10,833,000        14,720,000
                                          -------------     ---------------     ---------------    --------------

Gross profit                                  10,493,909          1,359,000           3,121,000         3,168,000


Operating expenses                             8,914,917          1,580,000           1,907,000         2,057,000
                                          --------------    ---------------     ---------------    --------------

Earnings (loss) from operations                1,578,992           (221,000)          1,214,000         1,111,000

Other income (expenses):

   Finance charges                              (618,134)                --                  --                --

   Interest expense                             (300,892)                --                  --                --

   Other income                                   45,944                 --                  --                --
                                          --------------    ---------------     ---------------    --------------
                                                (873,082)                --                  --                --

Earnings (loss) before income tax
(benefit)                                        705,910           (221,000)          1,214,000         1,111,000

Income tax (benefit)                            (340,000)                --                                    --
                                          --------------    ---------------     ---------------    --------------


Net earnings (loss)                       $    1,045,910      $    (221,000)    $     1,214,000         1,111,000
                                          ==============    ===============     ===============    ==============

Earnings per common share
     Basic                                $           21
     Diluted                                         .02

Weighted average shares outstanding
     Basic                                     4,931,914
     Diluted                                   5,223,508


                                           Pro Forma
                                            Adjustments      Pro Forma
                                           -----------     --------------

Revenues                                   $        --     $   82,592,587

Cost of revenue                                     --         64,450,678
                                           -----------     --------------

Gross profit                                        --         18,141,909


Operating expenses                             134,000 (a)     14,592,917
                                           -----------     --------------

Earnings (loss) from operations               (134,000)         3,548,992

Other income (expenses):

   Finance charges                            (450,000)(b)     (1,068,134)

   Interest expense                           (158,000)(c)       (458,892)

   Other income                                     --             45,944
                                          -----------      ---------------
                                              (608,000)        (1,481,082)

Earnings (loss) before income tax
(benefit)                                     (742,000)         2,067,910

Income tax (benefit)                                --            (340,000)
                                          ------------      --------------

Net earnings (loss)                       $  (742,000)      $    2,407,910
                                          ===========       ==============

Earnings per common share
     Basic                                                             .49
     Diluted                                                           .46

Weighted average shares outstanding
     Basic                                                       4,931,914
     Diluted                                                     5,223,508





   See accompanying notes to unaudited condensed pro forma financial statements.

                          STRATUS SERVICES GROUP, INC.
           Notes to Unaudited Pro Forma Condensed Financial Statements

(1)      Basis of Presentation

         The accompanying pro forma condensed balance sheet and statement of operations are presented to give effect to the acquisitions of substantially all of the tangible and intangible assets, excluding accounts receivable, of the Tandem-Mid-Atlantic Region of Outsource International, Inc. ("Outsource"), the Tandem-New England Region of Outsource, and the Administrative Division of Source One Personnel, Inc. ("Source One") which occurred in June 2000, October 2000, and July 2001, respectively. The pro forma condensed balance sheet assumes that the acquisition of Source One occurred as of June 30, 2001. The pro forma condensed statement of operations assumes that all the acquisitions occurred October 1, 1999. Such information does not purport to be indicative of the results which would have actually been obtained if the acquisitions had been effected on the dates indicated nor is it indicative of actual or future operating results or financial position.

(2)      Pro Forma Adjustments - Condensed Balance Sheet

         (a) The cash portion paid for Source One of $200,000 plus acquisition costs of $8,000.

         (b) Accrued vacation liability assumed in connection with the acquisition of Source One.

         (c) Adjustment to record the goodwill and other assets in connection with the acquisition of Source One.

         (d) Adjustment to record the $600,000 and $1,800,000 acquisition notes incurred in connection with the acquisition of Source One.

         (e) Adjustment to record the 400,000 shares of the Company's common stock with a put option of $2.00 per share issued in connection with the acquisition of Source One.

 (3) Pro Forma Adjustments - Condensed Statement of Operations for the Nine Months Ended June 30, 2001

         (a) Adjustment to reflect the increase in finance charges relating to the accounts receivable of the acquisition, which would have been financed under the Company's agreement with a factor through December 12, 2000.

         (b) Adjustment to reflect the increase in interest expense relating to the accounts receivable of the acquisition, which would have been financed under the Company's line of credit subsequent to December 12, 2000.

         (c)      Records the interest on acquisition notes.

Pro Forma Adjustments - Condensed Statement of Operations for the Year Ended September 30, 2000

         (a) Adjustment to reflect the amortization expense relating to the goodwill recorded in conjunction with the acquisitions, not already reflected in the Company's historical condensed statement of operations.

         (b) Adjustment to reflect the increase in finance charges relating to the accounts receivable of the acquisitions, which would have been financed under the Company's agreement with a factor.

         (c)      Records the interest on acquisition notes.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               STRATUS SERVICES GROUP, INC.

                                               By: /s/ JOSEPH J. RAYMOND
                                                   -----------------------------
                                                   Joseph J. Raymond
                                                   President & CEO